SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                October 21, 1999
                                 Date of Report
                        (Date of earliest event reported)

                        ADVANCED TECHNICAL PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)



    Delaware                 0-01298               11-1581582
 (State or other           (Commission        (I.R.S. Employer
 jurisdiction of           File Number)       Identification No.)
 incorporation)


                       200 MANSELL COURT, EAST, SUITE 505
                             ROSWELL, GEORGIA 30076
               (Address of principal executive offices)(Zip Code)


                             (770) 993-0291
                        Registrant's telephone number,
                            including area code)


                                 NOT APPLICABLE
           (Former name and former address, if changed since last report)



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Item 5.  Other Events.

                  On October 21, 1999, at a Meeting of Stockholders of Advanced Technical Products, Inc. (the "Company"), the stockholders of the Company approved the Agreement and Plan of Merger (the "Merger Agreement") between the Company, ATP Holding Corp. ("Veritas Holding") and ATP Acquisition Corp. ("Veritas Acquisition"), pursuant to which Veritas Holding will acquire the Company. Veritas Acquisition is a wholly owned subsidiary of Veritas Holding which is beneficially owned by The Veritas Capital Fund, LP.

                  The Merger Agreement was filed with the Commission as an Exhibit to the Company's Form 8-K of September 13, 1999, and the terms of the Merger Agreement were summarized in the Company's Proxy statement of October 1, 1999 and are incorporated by reference herein.

                  Notice of Early Termination of the waiting period under the Hart-Scott-Rodino Premerger Notification statute was received by representatives of the Company on October 14, 1999.

                  Consummation of the Merger is subject to Veritas Holding's and Veritas Acquisition's obtaining financing in an amount sufficient to consummate the Merger and the related transactions and to pay all fees and expenses in connection therewith on terms and conditions reasonably satisfactory to them by January 31, 2000.








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Item 7.   Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.



Exhibit No.                    Description

    99.1            Press Release dated October 22, 1999





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                                   SIGNATURES



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ADVANCED TECHNICAL PRODUCTS, INC.



                                        By: /s/ Garret L. Dominy
                                            Name: Garret L. Dominy
                                            Title: Executive Vice President
                                                   & Chief Financial Officer


Dated:  November 2, 1999

265619

                                                                  EXHIBIT 99.1

[Advanced Technical Products Logo]

       ATP SHAREHOLDERS APPROVE MERGER AGREEMENT WITH VERITAS CAPITAL

Roswell,  GA,  October 22, 1999 - Advanced  Technical  Products,  Inc.  (Nasdaq:
ATPX), announced today that its shareholders have approved the Agreement and Plan of Merger dated September 3, 1999 between ATP and a subsidiary of The Veritas Capital Fund, L.P., with over 85% of the shareholders voting in favor of the Agreement. The Agreement specifies that the stockholders of ATP will receive in cash $14.50 per share. Pursuant to the terms of the Agreement, the Merger is expected to be completed before January 31, 2000.

ATP is the parent corporation of five divisions that include Lincoln Composites, Marion Composites, Lunn Industries, Alcore Inc., and Intellitec. The Company had sales of $165 million in 1998. The Company designs, develops and manufactures advanced composite based materials and products from continuous high strength fibers which optimize structural performance while minimizing the components' weight. ATP believes it is one of a very few with the ability to utilize multiple processes, such as, autoclave lamination, filament winding, resin transfer molding and metal bonding. Using these processes, the Company manufactures products for the aerospace and defense markets, as well as for commercial applications including oil and gas tubulars and fuel tanks for Natural Gas Vehicles. The Company is also a leader in the development and production of chemical defense systems.

This press release includes forward-looking statements regarding the present intentions and expectations of management of ATP. Certain factors beyond ATP's control could cause results to differ materially from those in these forward-looking statements. Among these risk factors are the possibility that the sale of Advanced Technical Products may not close due to the failure to satisfy certain conditions including the satisfactory completion of certain regulatory, third party and stockholder approval. Other risk factors include general market conditions, dependence on the aerospace and defense industries, the level of military expenditures and competition in the markets for ATP's products, are more fully described in ATP's Form 10-K and other documents filed with the Securities and Exchange Commission.